Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Immutep Limited of our report dated October 19, 2018 relating to the financial statements, which appears in Immutep Limited’s Annual Report on Form 20-F for the year ended June 30, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Sydney, Australia

14 January 2019